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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements No. 33-91438, No. 33-92548, No. 333-03450, No. 333-03452, No.
333-03454, No. 333-13521, No. 333-21905, No. 333-23005, No. 333-33893, No.
333-37273, No. 333-37553, No. 333-37565, No. 333-38071, No. 333-41049, No.
333-42417, No. 333-47563, No. 333-57863, No. 333-64377, No. 333-64379, No.
333-69728, No. 333-77941, No. 333-85684, and No. 333-102541 of Crescent Real
Estate Equities Company of our report dated February 22, 2003 (except for paragraph two of Note 26, as to which the date is March 10, 2003, and except for
Note 27, as to which the date is January 6, 2004), with respect to the consolidated financial statements and schedule of Crescent Real Estate Equities Company included in this Current Report on Form 8-K.

                                    /s/  ERNST & YOUNG LLP



Dallas, Texas
January 7, 2004